UNION CARBIDE CORPORATION
NEWS RELEASE


CONTACT: Tomm F. Sprick
         (203) 794-6992


                   UNION CARBIDE REPORTS 4th QUARTER LOSS


     DANBURY, Conn., Jan. 29 -- Union Carbide Corporation (UCC) today reported a fourth quarter 2000 loss of $0.70 per diluted share, including a non-recurring charge of $0.17 per diluted share related to the company's UOP partnership, compared with earnings of $0.22 per diluted share in the third quarter of 2000 and $0.68 per diluted share for fourth quarter 1999.

     UCC Chairman and CEO William H. Joyce said that margins and earnings were adversely affected by high raw material and energy costs, which rose to unprecedented levels by the end of the quarter, and by average selling prices, which were lower than in the prior quarter. The negative impact on earnings was primarily in the North American-based Basic Chemicals and Polymers businesses. Dr. Joyce also noted that sales revenues declined somewhat from the prior quarter, while sales volumes were virtually unchanged.

      "Carbide and others are being negatively impacted by a volatile energy market," said Dr. Joyce. "At the same time, product selling prices have not been keeping pace with the high cost of natural gas and natural gas liquids, such as ethane and propane, which are the primary feedstocks for our olefins-chain derivatives."

     He noted, for example, that natural gas prices more than quadrupled from December 1999 to the end of December 2000, while the price for ethane nearly doubled and the cost of propane increased nearly 40 percent in the same period.

     "To improve margins and reduce losses in this very challenging environment," Dr. Joyce said, "the company is implementing price increases for many severely affected products and cutting back production of some products. UCC has temporarily shut down units in cases where adequate price increases are not being realized." The company also has intensified efforts to control fixed costs and capital expenditures, and to improve working capital management.

     Income from corporate investments carried at equity totaled $8 million for the current quarter, compared with $40 million in the fourth quarter of last year and $33 million in third


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2001
P3-01-002

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quarter 2000.  Excluding the non-recurring charge of $31 million from UOP, partnership losses totaled $15 million in the fourth quarter 2000, compared to a loss of $9 million in the same period last year and a loss of $6 million in the third quarter 2000.

     Union Carbide recorded a net loss for the quarter of $94 million, compared to net income of $94 million for last year's fourth quarter and net income of $29 million for the third quarter of this year. Fourth quarter 2000 sales totaled $1.598 billion compared with $1.552 billion for the fourth quarter of 1999 and $1.637 billion for third quarter 2000. The effective tax rate for the quarter was approximately 25 percent.

     Carbide's S&I segment reported an operating profit of $51 million for the fourth quarter of 2000, compared with $77 million for the same period last year, and $45 million for the third quarter of this year. S&I segment results were negatively affected by reduced partnership income.

     The BC&P segment reported an operating loss of $122 million for the fourth quarter of 2000, compared to operating income of $61 million in the fourth quarter of 1999, and an operating loss of $15 million in the prior quarter.

                            Full Year Results

     For the full year 2000, UCC reported net income of $162 million, or $1.18 per diluted share. In addition to the non-recurring charge of $0.17 per diluted share related to UOP, full-year results included a gain of $0.08 per diluted share from the receipt and sale of shares issued in connection with the demutualization of Metropolitan Life Insurance Company, a provider of certain employee benefits for the company, and $0.40 per diluted share from amortization of investment gains and changes in actuarial assumptions reflecting long-term investment returns on pension plan assets. Prior year income was $311 million, or $2.27 per diluted share, before a charge of $0.14 per diluted share from the cumulative effect of a change in accounting principle. UCC set a company record in 2000 with worldwide sales of $6.526 billion, compared with the previous record of $6.502 billion set in 1997. Worldwide sales in 1999 were $5.870 billion.

     Union Carbide is a worldwide chemicals company with advanced process technologies and large-scale chemical production facilities.

     - Specialties & Intermediates (S&I) -- Union Carbide is the leading North American supplier of solvents and intermediates to the paint and coatings industry; the leading licensor of several technologies; and a leading supplier of specialty chemicals, polymers and services used



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in the personal care products, pharmaceuticals, automotive, wire and cable, oil and gas and industrial lubricants industries.

     - Basic Chemicals & Polymers (BC&P) -- Union Carbide is among the largest manufacturers of polyethylene, the world's most widely used plastic, and the technology leader in this industry; and a large manufacturer of polypropylene, one of the world's fastest-growing, large-volume plastics. UCC is also the world's largest producer of ethylene oxide and its derivative ethylene glycol, used for polyester fiber, resin and film, automotive antifreeze and other products.

      Cautionary Statement for Purposes of the "Safe Harbor" Provisions
               Of the Private Securities Litigation Act of 1995

     Those statements in the preceding pages that do not reflect historical information are forward-looking statements. Forward-looking statements include statements concerning the pending Dow Chemical/Union Carbide merger, anticipated future events or performance, sales prices, cost improvements, raw material costs, volume increases, operating rates and earnings expectations. Naturally, such forward-looking statements are subject to risks and uncertainties. In addition to all specific assumptions cited, important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include: the supply/demand balance for the corporation's products; customer inventory levels; competitive pricing pressures; feedstock availability and costs; raw material and energy costs; changes in industry production capacities and operating rates; currency exchange rates; interest rates; global economic conditions; disruption in transportation facilities; competitive technology positions; failure by the corporation to achieve technology objectives, achieve cost reduction targets or complete projects on schedule and on budget; an inability to obtain new customers or retain existing ones; and, with respect to the Dow merger, failure to obtain necessary regulatory and other governmental approvals and failure to satisfy conditions of the merger agreement.



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
                                 UNION CARBIDE CORPORATION AND SUBSIDIARIES
                                 CONDENSED CONSOLIDATED STATEMENT OF INCOME

                                                                              Quarter Ended
                                                                  Dec. 31,      Sept. 30,     Dec. 31,
Millions of Dollars, Except Per Share Amounts                       2000           2000         1999

NET SALES                                                         $1,598          $1,637       $1,552
    Cost of sales, exclusive of depreciation and amortization      1,442           1,421        1,240
    Research and development                                          37              37           40
    Selling, administrative and other expenses (a)                    65              48           58
    Depreciation and amortization                                    119             100          106
    Partnership loss                                                  46               6            9
    Other income - net                                                18               9            9
INCOME (LOSS) BEFORE INTEREST EXPENSE AND
    PROVISION FOR INCOME TAXES                                       (93)             34          108
    Interest expense                                                  41              35           35
INCOME (LOSS) BEFORE PROVISION FOR
    INCOME TAXES                                                    (134)             (1)          73
    Provision (benefit) for income taxes                             (33)              -           18
INCOME (LOSS) OF CONSOLIDATED COMPANIES
    AND PARTNERSHIPS                                                (101)             (1)          55
    Minority interest                                                  1               3            1
    Income from corporate investments carried at equity                8              33           40
NET INCOME (LOSS)                                                 $  (94)         $   29       $   94


Earnings (loss) per common share
     Basic -                                                      $(0.70)         $ 0.22       $ 0.70
         Based on the indicated number of shares             135,267,309     134,960,774  133,953,770

     Diluted -                                                    $(0.70)         $ 0.22       $ 0.68
         Based on the indicated number of shares             135,267,309 (1) 137,075,390  137,557,329


(a)  Selling                                                      $   20          $   21       $   24
     Administrative                                                   20              21           21
     Other expenses                                                   25               6           13
     Total                                                        $   65          $   48       $   58



(1) The diluted share base for the quarter ended December 31, 2000 excludes incremental shares of 2,133,243 related to stock options.  These shares are excluded due to their antidilutive effect as a result of the corporation's loss during the fourth quarter of 2000.

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
                             UNION CARBIDE CORPORATION AND SUBSIDIARIES
                             CONDENSED CONSOLIDATED STATEMENT OF INCOME

                                                                              Year Ended
                                                                                Dec. 31,
Millions of Dollars, Except Per Share Amounts                             2000            1999
NET SALES                                                               $6,526          $5,870
   Cost of sales, exclusive of depreciation and amortization             5,531           4,609
   Research and development                                                152             154
   Selling, administrative and other expenses (a)                          247             257
   Depreciation and amortization                                           423             408
   Partnership income (loss)                                               (40)             11
   Other income - net                                                       87             102
INCOME BEFORE INTEREST EXPENSE AND PROVISION
   FOR INCOME TAXES                                                        220             555
   Interest expense                                                        158             133
INCOME BEFORE PROVISION FOR INCOME TAXES                                    62             422
   Provision for income taxes                                               16             108
INCOME OF CONSOLIDATED COMPANIES AND PARTNERSHIPS                           46             314
   Minority interest                                                         7               5
   Income from corporate investments carried at equity                     123               2
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
   IN ACCOUNTING PRINCIPLE                                                 162             311
   Cumulative effect of change in accounting principle                       -             (20)
NET INCOME                                                              $  162          $  291

Earnings per common share
   Basic   - Income before cumulative effect of
                     change in accounting principle                     $ 1.20          $ 2.33
           - Cumulative effect of change in accounting
                     principle                                               -           (0.15)
           - Net income                                                 $ 1.20          $ 2.18
   Based on the indicated number of shares                         134,846,440     133,342,112

   Diluted - Income before cumulative effect of
                      change in accounting principle                    $ 1.18          $ 2.27
           - Cumulative effect of change in accounting
                      principle                                              -           (0.14)
           -  Net income                                                $ 1.18          $ 2.13
   Based on the indicated number of shares                         137,491,207     136,658,319



(a)   Selling                                                           $   86          $   94
      Administrative                                                        85              90
      Other expenses                                                        76              73
      Total                                                             $  247          $  257

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

                            UNION CARBIDE CORPORATION AND SUBSIDIARIES
                                           SEGMENT DATA

                                                                   Quarter Ended
                                                        Dec. 31,     Sept. 30,     Dec. 31,
                                                          2000          2000         1999

Millions of Dollars, Except As Indicated

Specialties and Intermediates
   Segment revenues                                      $1,137       $1,122       $1,055
   Depreciation and amortization                             70           65           70
   Partnership income (loss)                                (40)          (6)         (13)
   Operating profit                                          51           45           77
   Income (loss) from corporate
     investments carried at equity                           (4)           1           (5)
   Unit variable margin (cents/pound)                      20.2         17.6         21.1
   Fixed cost per pound of products
     sold (cents/pound)                                    13.4         13.1         14.4
   Capital expenditures                                      30           29           71


Basic Chemicals & Polymers

   Segment revenues                                      $  576      $  614       $  597
   Depreciation and amortization                             49          35           36
   Partnership income (loss)                                 (6)          -            4
   Operating profit (loss)                                 (122)        (15)          61
   Income (loss) from corporate
     investments carried at equity                           12          32           45
   Unit variable margin (cents/pound)                       3.2         7.5         11.2
   Fixed cost per pound of products
     sold (cents/pound)                                     6.8         6.4          6.7
   Capital expenditures                                      32          46          134


Other

   Operating profit (loss)                               $    4     $     4     $   (30)

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
                              UNION CARBIDE CORPORATION AND SUBSIDIARIES
                                            SEGMENT DATA


                                                              Year Ended Dec.31,
                                                              2000         1999
Millions of Dollars, Except As Indicated

Specialties and Intermediates
   Segment revenues                                           $4,492      $4,182
   Depreciation and amortization                                 269         262
   Partnership income (loss)                                     (36)          6
   Operating profit                                              270         607
   Income (loss) from corporate
     investments carried at equity                                (4)         (1)
   Unit variable margin (cents/pound)                           18.9        22.5
   Fixed cost per pound of products
     sold (cents/pound)                                         13.2        13.9
   Capital expenditures                                          175         291


Basic Chemicals & Polymers

   Segment revenues                                           $2,453      $1,976
   Depreciation and amortization                                 154         146
   Partnership income (loss)                                      (4)          5
   Operating profit (loss)                                       (33)        (21)
   Income (loss) from corporate
     investments carried at equity                               127           3
   Unit variable margin (cents/pound)                            7.9         7.2
   Fixed cost per pound of products
     sold (cents/pound)                                          6.4         5.8
   Capital expenditures                                          284         473


Other

   Operating profit (loss)                                     $   9      $  (31)

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
                               UNION CARBIDE CORPORATION AND SUBSIDIARIES
                                  CONDENSED CONSOLIDATED BALANCE SHEET


                                                                    Millions of Dollars
                                                                         at Dec. 31,
                                                                    2000           1999
ASSETS
     Cash and cash equivalents                                     $   63        $   41
     Notes and accounts receivable                                  1,034         1,132
     Inventories                                                      750           680
     Other current assets                                             329           297
          Current assets                                            2,176         2,150
     Net fixed assets                                               4,521         4,521
     Investments and other assets                                   1,649         1,286

               Total Assets                                        $8,346        $7,957


LIABILITIES AND STOCKHOLDERS' EQUITY

     Short-term debt and current portion of
        long-term debt                                             $1,178        $  782
     Other current liabilities                                      1,122         1,007
          Current liabilities                                       2,300         1,789
     Long-term debt                                                 1,748         1,869
     Other long-term obligations                                    1,644         1,682
     Stockholders' equity                                           2,654         2,617

               Total Liabilities and Stockholders' Equity          $8,346        $7,957


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
                                       Union Carbide Corporation
                                              Data Sheet
                                                4Q00     3Q00     4Q99     4Q/3Q     4Q/4Q
Union Carbide Corporation
   Net Sales                        MM$        1,598    1,637    1,552     (2.4)%     3.0 %
   Customer Volumes                 MM Lb.     4,193    4,202    4,217     (0.2)%    (0.6)%
   Average Selling Prices           Cents/Lb.   38.1     39.0     36.8     (2.3)%     3.5 %
   Unit Variable Margin             Cents/Lb.   11.6     12.9     16.3    (10.1)%   (28.8)%
   Fixed Costs                      MM $         433      410      472      5.6 %    (8.3)%


S & I Segment
   Segment Revenues                 MM $       1,137    1,122    1,055      1.3 %     7.8 %
   Customer Sales Revenues          MM $       1,107    1,122    1,055     (1.3)%     4.9 %
   Customer Volumes                 MM Lb.     2,228    2,216    2,223      0.5 %     0.2 %
   Average Selling Prices           Cents/Lb.   49.7     50.6     47.5     (1.8)%     4.6 %
   Unit Variable Margin             Cents/Lb.   20.2     17.6     21.1     14.8 %    (4.3)%
   Operating Profit *               MM $          51       45       77     13.3 %   (33.8)%


B C & P Segment
   Segment Revenues                 MM $         576      614      597     (6.2)%    (3.5)%
   Customer Sales Revenues          MM $         491      515      497     (4.7)%    (1.2)%
   Customer Volumes                 MM Lb.     1,965    1,986    1,994     (1.1)%    (1.5)%
   Average Selling Prices           Cents/Lb.   24.9     25.9     24.9     (3.9)%       - %
   Unit Variable Margin             Cents/Lb.    3.2      7.5     11.2    (57.3)%   (71.4)%
   Operating Profit / (Loss)        MM $        (122)     (15)      61   (713.3)%  (300.0)%
Change in Average Selling Prices
     B C & P Chemicals              Cents/Lb. Change                       (0.6)     (1.7)
     B C & P Plastics               Cents/Lb. Change                       (2.6)     (2.5)
   Change in Customer Volumes
     B C & P Chemicals              % Change                               (6.9)%   (10.5)%
     B C & P Plastics               % Change                                5.8 %    12.1 %
     Hydrocarbon By-products        % Change                               (3.1)%    (8.7)%



*   S&I Operating Profit for the 4th Quarter of 2000 includes a non-recurring charge of
    $31 million related to the corporation's UOP partnership.

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
                                   Union Carbide Corporation
                                           Data Sheet
                                                                                 2000/
                                              Year 2000       Year 1999          1999
Union Carbide Corporation
   Net Sales                         MM $        6,526           5,870          11.2 %
   Customer Volumes                  MM Lb.     16,721          16,763          (0.3)%
   Average Selling Prices            Cents/Lb.    39.0            35.0          11.4 %
   Unit Variable Margin              Cents/Lb.    13.6            15.3         (11.1)%
   Fixed Costs	                     MM $        1,684           1,716          (1.9)%


S & I Segment
   Segment Revenues                  MM $         4,492           4,182          7.4 %
   Customer Sales Revenues           MM $         4,462           4,182          6.7 %
   Customer Volumes                  MM Lb.       8,998           8,946          0.6 %
   Average Selling Prices            Cents/Lb.     49.6            46.7          6.2 %
   Unit Variable Margin              Cents/Lb.     18.9            22.5        (16.0)%
   Operating Profit *                MM $           270             607        (55.5)%


B C & P Segment
   Segment Revenues                  MM $         2,453           1,976         24.1 %
   Customer Sales Revenues           MM $         2,064           1,688         22.3 %
   Customer Volumes                  MM Lb.       7,723           7,817         (1.2)%
   Average Selling Prices            Cents/Lb.     26.7            21.6         23.6 %
   Unit Variable Margin              Cents/Lb.      7.9             7.2          9.7 %
   Operating Profit / (Loss)  *      MM $           (33)            (21)        57.1 %
Change in Average Selling Prices
     B C & P Chemical                Cents/Lb. Change                            5.1
     B C & P Plastics                Cents/Lb. Change                            4.8
   Change in Customer Volumes
     B C & P Chemicals               % Change                                  (13.2)%
     B C & P Plastics                % Change                                    6.2 %
     Hydrocarbon By-products         % Change                                    4.6 %



*   S&I Operating Profit for 2000 includes a gain of $12 million, and BC&P Operating Profit for the same period includes a gain of $6 million, both from the receipt and sale of shares issued in connection with the demutualization of Metropolitan Life, a provider of certain employee benefit programs for the corporation.  S&I Operating Profit for 2000 includes a non-recurring charge of $31 million related to the corporation's UOP partnership.  S&I Operating Profit for 1999 includes a gain of $50 million from favorable settlements of litigation of the licensing business.


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